Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the use of our Report of Independent Registered Public Accounting Firm, dated June 10, 2024 in Medies Inc. Annual Report (Form 10-K) for the year ended February 29, 2024, filed with the Securities and Exchange Commission.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Bush & Associates CPA LLC

Henderson, Nevada

June 10, 2024

179 N. Gibson Road, Henderson, Nevada 89014 • 702.703.5979 • www.bushandassociatescpas.com